EXHIBIT 10.1
FIRST AMENDMENT TO RIGHTS AGREEMENT

            This FIRST AMENDMENT, dated as of October 10, 2000, is by and between AutoZone, Inc., a Nevada corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

            WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of March 21, 2000 (the "Rights Agreement"); and

            WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below.

            NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

        1. Amendment of Section 7.1.

            Section 7.1 is amended by changing the Final Expiration Date in clause (i) from March 21, 2010 to October 20, 2000.

        2. Effectiveness.

            This First Amendment shall be deemed effective as of October 20, 2000 as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall otherwise be unaffected hereby.

        3. Miscellaneous.

            This First Amendment shall be deemed to be a contract made under the laws of the state of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This First Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this First Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this First Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date and year first above written.

AUTOZONE, INC.

By: /s/ Robert J. Hunt
Name: Robert J. Hunt
Title: Executive Vice President

By: /s/ Harry L. Goldsmith
Name: Harry L. Goldsmith
Title: Secretary

FIRST CHICAGO TRUST COMPANY OF NEW YORK

By: /s/ John H. Ruocco
Name: John H. Ruocco
Title: Account Manager